Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Optical Cable Corporation

We consent to the use of our report dated December 17, 2004, with respect to the balance sheets of Optical Cable Corporation as of October 31, 2004 and 2003, and the related statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended October 31, 2004, incorporated by reference herein.

/s/ KPMG LLP

Roanoke, Virginia

September 7, 2005